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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York


    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 1996, except for Note 17(b) which is as of July 24, 1996, Note 17(c) which is as of July 29, 1996, Note 17(d) which is as of August 1, 1996, Note 7 which is as of August 29, 1996 and
Notes 1 and 2 which are as of November   , 1996, relating to the consolidated
financial statements of TMP Worldwide Inc. and Subsidiaries, our report dated July 25, 1996 relating to the financial statements of Rogers & Associates Advertising, Inc., which are contained in that Prospectus, and of our report dated March 15, 1996, relating to the schedule which is contained in Part II of the Registration Statement.


    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP


New York, New York
November 1, 1996